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                                                                    Exhibit 10.2
                                                                  EXECUTION COPY

                  AMENDED AND RESTATED SUBORDINATION AGREEMENT

                  This AMENDED AND RESTATED SUBORDINATION AGREEMENT (this "Agreement") is dated as of October 15, 1999 and made among ASCENT PEDIATRICS, INC., a Delaware corporation (the "Company"), the original lenders named on the signature pages hereto (the "Original Lenders"), and ALPHARMA USPD, INC., a Maryland corporation ("Alpharma").

                  WHEREAS, the Original Lenders have entered into a Series G Securities Purchase Agreement dated as of May 13, 1998, with the Company, pursuant to which they purchased 7,000 shares of Series G Preferred Stock of the Company (the "Series G Preferred") and $9,000,000 principal amount of 8% Subordinated Notes of the Company (the "Subordinated Notes");

                  WHEREAS, the Original Lenders have exchanged all outstanding shares of the Series G Preferred for 8% Convertible Subordinated Notes (the "8% Convertible Notes");

                  WHEREAS, the Series G Securities Purchase Agreement has been further amended by the third and fourth amendments thereto, which provided for the issuance from time to time of 7.5% Convertible Subordinated Notes of the Company (the "7.5% Convertible Notes" and, together with the 8% Convertible Notes and the Subordinated Notes, the "Furman Notes");

                  WHEREAS, Alpharma has entered into a Loan Agreement (the "Loan Agreement") with the Company, as amended to date, pursuant to which Alpharma will make a First Loan and Unrestricted Loans to the Company in the maximum principal amount of up to $12,000,000 (the "Alpharma Note") and Project Loans and Screened Project Loans to the Company in the maximum principal amount of $28,000,000 (the "Secured Loans"); and

                  WHEREAS, the extension of credit by Alpharma to the Company will benefit the Original Lenders, and in extending such credit, Alpharma has relied on the subordination of the Original Lenders as hereinafter set forth;

                  WHEREAS, the parties hereto have entered into a Subordination Agreement dated February 16, 1999 (the "Subordination Agreement");

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby amend and restate the Subordination Agreement in its entirety as follows:

                  1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement. The following definitions shall for all purposes apply to the respective terms used in this Agreement.

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                  "Officers' Certificate" means the certificate signed by two
Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

                  "Senior Indebtedness" means the principal, premium, if any, and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of Secured Loans and Borrowed Money Indebtedness in an aggregate principal amount not greater than $50,000,000 (which in the case of clause (C) (i) prior to or on the Option Expiration Date, must consist solely of Screened Project Indebtedness and (ii) thereafter, may include up to $10,000,000 of Borrowed Money Indebtedness that is not Screened Project Indebtedness), which in the case of clause (C) is designated by the Company as Senior Indebtedness.

                  2.  Subordination.

                  2.1 Agreement to Subordinate. The Company, Alpharma and the Original Lenders agree, that (a) the Indebtedness evidenced by the Alpharma Note and the Furman Notes and the payment of principal thereof will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness and
(b) such portion of the Furman Notes equal in principal amount to the amount of any Negative Equity Position existing as the result of or at the time of a payment will be subordinate in right of payment to the Alpharma Note, all as provided in this Section 2. To the extent not subordinate in right of payment pursuant to clause (b) of the immediately preceding sentence, the Furman Notes will rank pari passu with the Alpharma Note.

                  2.2 Liquidation; Dissolution; Bankruptcy. Upon any distribution of assets to creditors of the Company in a liquidation, winding up or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before holders of the Alpharma Note or the Furman Notes shall be entitled to receive any payment of principal of or interest on the Alpharma Note and the Furman Notes, respectively;

                  (2) holders of the Alpharma Note and the Furman Notes shall be entitled to receive payment in full in cash (or to share ratably in any payment if payment is full is not possible) of the principal and interest (including interest accruing after the commencement of any such proceeding) to the date of payment; provided, however, that if the Company has a Negative Equity Position as a result of or at the time of the payment contemplated hereby, holders of the Alpharma Note shall be entitled to receive payment in cash of principal and interest (including interest accruing after the commencement of any such

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                                    proceeding) to the date of payment on the
                                    Alpharma Note in an amount equal to the
                                    amount of such Negative Equity Position, before holders of the Furman Notes shall be entitled to receive any payment of principal of or interest on the Furman Notes; and

                  (3) until the Senior Indebtedness is paid in full in cash, any distribution to which Alpharma or the Original Lenders would be entitled but for this Section shall be made to holders of Senior Indebtedness as their interests may appear.

                  (4) until the portion of the Alpharma Note equal in principal amount to the amount of any Negative Equity Position existing as the result of or at the time of a payment is paid in full in cash, any distribution to which holders of the Furman Notes would be entitled but for this Section shall be made to holders of the Alpharma Note as their interests may appear.

                  2.3 Company Not to Make Payments with Respect to Securities in Certain Circumstances.

                  (1)               Under any circumstances,


                  (1) No payment of principal of, or premium, if any, or interest may be made by the Company, directly or indirectly, on the Alpharma Note or Furman Notes at any time if a default in payment or interest on Senior Indebtedness exists, and (A) such default is subject to judicial proceedings or (B) notice of such default has been received by the Company from a holder of Senior Indebtedness, unless and until such default shall have been cured or waived or shall have ceased to exist. During the continuance of any event of default with respect to any Senior Indebtedness, as such event of default is defined under any such Senior Indebtedness or in any agreement pursuant to which any Senior Indebtedness has been issued (other than default in payment of the principal of, or premium, if any, or interest on any Senior Indebtedness), permitting the holders of such Senior Indebtedness to accelerate the maturity thereof, no payment may be made by the Company, directly or indirectly, with respect to principal of, or premium, if any, or interest on the Alpharma Note or Furman Notes for 183 days following written notice to the Company, from any holder or holders of such Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instrument evidencing any such Senior Indebtedness may have been issued, that such an event of default has occurred and is continuing. However, if the maturity of such Senior Indebtedness is accelerated, no payment may be made on the Alpharma Note or Furman Notes until such Senior Indebtedness that has matured has been paid or such acceleration has been cured or waived.

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                  (2)               In the event that, notwithstanding the
                                    foregoing, any payment by the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by holders of the Alpharma Note or the Furman Notes before all Senior Indebtedness is paid in full, in cash, or provision is made for such payment to the satisfaction of the holders thereof, and if such fact shall then have been or thereafter be made known to such holders, then and in such event such payment shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment to or for the holders of such Senior Indebtedness, and, until so delivered, the same shall be held in trust by holders of the Alpharma Note or the Furman Note as the property of the holders of Senior Indebtedness.

                  (3) The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to holders of the Alpharma Note or the Furman Notes, without incurring responsibility to holders of the Alpharma Note or the Furman Notes and without impairing or releasing the obligations of holders of the Alpharma Note or the Furman Notes hereunder to the holders of Senior Indebtedness: (A) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (B) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Senior Indebtedness; (C) release any Person liable in any manner for the collection of Senior Indebtedness; and/or (D) exercise or refrain from exercising any rights against the Company and any other Person.

                  (2) In the event there is a Negative Equity Position at the time of or as a result of any payment

                  (1) No payment of principal of, or premium, if any, or interest may be made by the Company, directly or indirectly, on such portion of the Furman Notes equal in principal amount to the amount of such Negative Equity Position at any time if a default in payment or interest on the Alpharma Note exists, and
                                    (A) such default is subject to judicial
                                    proceedings or (B) notice of such default has been received by the Company from a holder of the Alpharma Note, unless and until such default shall have been cured or waived or shall have ceased to exist. During the continuance of any event of default with respect to the Alpharma Note, as such event of default is defined under the Alpharma

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                                    Note or in the Loan Agreement as amended
                                    from time to time (other than default in payment of the principal of, or premium, if any, or interest on the Alpharma Note), permitting the holders of the Alpharma Note to accelerate the maturity thereof, no payment may be made by the Company, directly or indirectly, with respect to principal of, or premium, if any, or interest on such portion of the Furman Notes equal in principal amount to the amount of such Negative Equity Position for 183 days following written notice to the Company, from any holder or holders of the Alpharma Note or their representative or representatives, that such an event of default has occurred and is continuing. However, if the maturity of the Alpharma
                                    Note is accelerated, no payment may be made on such portion of the Furman Notes equal in principal amount to the amount of such Negative Equity Position until the Alpharma Note has been paid to the extent it has matured or such acceleration has been cured or waived.

                  (2) In the event that, notwithstanding the foregoing, any payment by the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by holders of the Furman Notes before such portion of the Alpharma Note equal in principal amount to the amount of such Negative Equity Position is paid in full, in cash, or provision is made for such payment to the satisfaction of the holders thereof, and if such fact shall then have been or thereafter be made known to such holders, then and in such event such payment shall be paid over or delivered to the holders of the Alpharma Note or their representative or representatives, as their respective interests may appear, for application to the payment of any portion of the Alpharma Note remaining unpaid to the extent necessary to pay such portion of the Alpharma Note equal in principal amount to the amount of such Negative Equity Position in full, after giving effect to any concurrent payment to or for the holders of the Alpharma Note, and, until so delivered, the same shall be held in trust by holders of the Furman Notes as the property of the holders of the Alpharma Note.

                  (3) The holders of the Alpharma Note may, at any time and from time to time, without the consent of or notice to holders of the Furman Notes, without incurring responsibility to holders of the Furman Notes and without impairing or releasing the obligations of holders of the Furman Notes hereunder to the holders of the Alpharma
                                    Note: (A) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Alpharma Note, or otherwise amend in any manner the Alpharma Note or any instrument evidencing the same or any agreement under which the Alpharma Note is outstanding; (B) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing the Alpharma Note; (C) release any Person liable in any manner for the collection of the Alpharma

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                                    Note; and/or (D) exercise or refrain from
                                    exercising any rights against the Company and any other Person.

         Nothing contained in this Section 2 will limit the right of holders of the Alpharma Note or the Furman Notes to take any action to accelerate the maturity of Senior Indebtedness, the Alpharma Note or the Furman Notes or to pursue any rights or remedies hereunder.

                  2.4 Acceleration of Securities. If payment of the Alpharma Note or Furman Notes is accelerated because of an event of default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration. If payment of the Furman Notes is accelerated because of an event of default, the Company shall promptly notify Alpharma.

                  2.5 Notice by Company. The Company shall promptly notify (a) holders of the Alpharma Note or the Furman Notes, as applicable, in writing of any facts known to the Company that would cause a payment of principal of or interest on the Alpharma Note or the Furman Notes, as applicable, to violate this Section, but failure to give such notice shall not affect the subordination of the Alpharma Note and the Furman Notes, as applicable, to the Senior Indebtedness as provided in this Section or the subordination of the Furman Notes to the Alpharma Note as provided in this Section.

                  2.6 Subrogation. (1) After all Senior Indebtedness is paid in full in cash and until the Alpharma Note and the Furman Notes are paid in full in cash, holders of the Alpharma Note and the Furman Notes shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to holders of the Alpharma Note and the Furman Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Section to holders of Senior Indebtedness which otherwise would have been made to holders of the Alpharma Note and the Furman Notes is not, as between the Company and holders of the Alpharma Note and the Furman Notes, a payment by the Company on Senior Indebtedness.

                  (2) In the event of a Negative Equity Position, after such portion of the Alpharma Note equal in principal amount to the amount of such Negative Equity Position is paid in full in cash and until the Furman Notes are paid in full in cash, holders of the Furman Notes shall be subrogated to the rights of holders of the Alpharma Note to receive distributions applicable to the Alpharma Note to the extent that distributions otherwise payable to holders of the Furman Notes have been applied to the payment of the Alpharma Note. A distribution made under this Section to holders of the Alpharma Note which otherwise would have been made to holders of the Furman Notes is not, as between the Company and such holders, a payment by the Company on the Alpharma Note.

                  2.7 Relative Rights. This Section 2 defines the relative rights of Alpharma, the Original Lenders and holders of Senior Indebtedness. Nothing in this Agreement shall:

                  (1) affect the relative rights of Alpharma, the Original Lenders and creditors of the Company other than holders of Senior Indebtedness; or

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                  (2)               prevent Alpharma or the Original Lenders
                                    from exercising their available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness and, where applicable, holders of the Alpharma Note to receive distributions otherwise payable to holders of the Alpharma Note or the Furman Notes.

         If the Company fails because of this Section to pay principal of or interest on the Alpharma Note or the Furman Notes on the due date, the failure is still a default or event of default.

                  2.8 Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Alpharma Notes or the Furman Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agreement. No right of any holder of the Alpharma Note to enforce the subordination of the indebtedness evidenced by the Furman Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agreement.

                  2.9 Officers' Certificate. If there occurs an event referred to in Section 2.2 or 2.3 the Company shall promptly give to Alpharma and the Original Lenders an Officers' Certificate (on which Alpharma and the Original Lenders may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to Alpharma or the Original Lenders.

                  2.10 Obligation of Company Unconditional. Nothing contained in this Section 2 or elsewhere in this Agreement, the Loan Agreement, the May 1998 Securities Purchase Agreement, the Alpharma Note or the Furman Notes is intended to or shall impair, as between the Company, its creditors other than holders of Senior Indebtedness and Alpharma and the Original Lenders, the obligation of the Company, which is absolute and unconditional, to pay to Alpharma and the Original Lenders the principal of and interest on the Project Loans, Screened Project Loans, Alpharma Note and the Furman Notes, as applicable, as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of Alpharma and the Original Lenders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent Alpharma and the Original Lenders from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this
Section 2 of the holders of Senior Indebtedness and holders of the Alpharma Note, in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Section 2, Alpharma and the Original Lenders are entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to Alpharma and the Original Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2. Nothing contained in this Section 2 or

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elsewhere in this Agreement, Project Loans, Screened Project Loans, the Alpharma
Note or the Furman Notes is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in
Section 2.3 (not cured or waived), payments at any time of the principal or of interest on the Securities.

                  2.11 This Agreement Not To Prevent Events of Default. The failure to make a payment of principal of or interest on the Alpharma Note or the Furman Notes by reason of any of the provisions of this Section 2 shall not be construed as preventing the occurrence of an Event of Default or an event of default under the Alpharma Note or the Furman Notes.

                  3. Effect of Failure to Pay. The failure to make any payment on account of the Alpharma Note or the Furman Notes by reason of the operation of any provision of this Agreement shall not be construed as preventing the occurrence of an event of default under the applicable documents.

                  4. No Disposition. No holder of the Alpharma Note or the Furman Notes will sell, assign, pledge, encumber or otherwise dispose of any of the Alpharma Note or the Furman Notes, as the case may be, unless such sale, assignment pledge, encumbrance or disposition is made expressly subject to this Agreement.

                  5. Legends. The Company and the holders of the Alpharma Note and the Furman Notes shall cause each instrument or document which now or hereafter evidences all or any portion of the Alpharma Note and the Furman Notes to be conspicuously marked with the following legend:

                  THIS INSTRUMENT IS SUBJECT TO THE TERMS OF AN AMENDED AND RESTATED SUBORDINATION AGREEMENT DATED AS OF OCTOBER 15, 1999, AMONG ASCENT PEDIATRICS, INC., ALPHARMA USPD, INC. AND THE ORIGINAL LENDERS NAMED THEREIN, WHICH AGREEMENT IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY CONTAINED IN THIS INSTRUMENT, NO PAYMENT OF ANY NATURE ON ACCOUNT OF THE OBLIGATIONS HEREUNDER, WHETHER PRINCIPAL OR INTEREST, SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS OF SUCH AGREEMENT.

                  6. Enforcement. The holders of the Alpharma Note and the Furman Notes hereby acknowledge that the provisions of this Agreement are intended to be enforceable at all times,

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whether before or after the commencement of a proceeding in connection with or premised on the occurrence of a Bankruptcy Event.

                  7. Successors and Assigns. This Agreement shall be binding upon the Company, Alpharma and the Original Lenders. This Agreement shall be freely assignable at any time by Alpharma or the Original Lenders provided any such assignment is in conjunction with the assignment of the related Alpharma Note or Furman Notes.

                  8. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR ITS RULES RELATING TO THE CONFLICTS OF LAW.

                  9. Amendments and Waivers. Except as otherwise provided herein, this Agreement may be changed, modified or waived only by a writing signed by the Company, Alpharma and the Original Lenders.

                  10. Further Assurances. The Company, Alpharma and the Original Lenders each will, at the Company's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the any of them may request, in order to protect any right or interest granted or purported to be granted by this Agreement or to enable the holders of the Alpharma Note or the Furman Notes to exercise and enforce their rights and remedies hereunder.

                  11. Notices. All notices, requests, claims, and other communications to any party hereunder or pursuant to the terms hereof shall be in writing. Any such notice, request, demand, claim, or other communication to any party hereunder shall be deemed duly delivered three Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                  Notices shall be addressed as follows: (i) if to the Company or Alpharma, to the addresses set forth in the Loan Agreement; (ii) if to the Original Lenders, to the addresses set forth in the May 1998 Securities Purchase Agreement; and (iii) to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 11. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.


                                    * * * * *

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                            IN WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

                                    ASCENT PEDIATRICS, INC.


                                    By:     /s/ Emmett Clemente
                                            ----------------------------------
                                            Name:  Emmett Clemente
                                            Title: Chairman


                                    ALPHARMA USPD, INC.


                                    By:      /s/ Thomas L. Anderson
                                             ---------------------------------
                                             Name:  Thomas L. Anderson
                                             Title: President-USPD


                                    ORIGINAL LENDERS:

                                    FURMAN SELZ INVESTORS II L.P.
                                    FS EMPLOYEE INVESTORS L.L.C.
                                    FS PARALLEL FUND L.P.

                                    By:      FS PRIVATE INVESTMENTS LLC
                                             MANAGER


                                    By:     /s/ James L. Luikart
                                            ----------------------------------
                                            Name:    James L. Luikart
                                            Title    Managing Member


                                    BANCBOSTON VENTURES INC.


                                    By      /s/ Marcia T. Bates
                                            ----------------------------------
                                            Name:    Marcia T. Bates
                                            Title:   Managing Director



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                                  FLYNN PARTNERS

                                  By:     /s/ James E. Flynn
                                          -------------------------------------
                                          Name: James E. Flynn, General Partner
                                                Flynn Partners


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